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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 26, 1998


                        FIDELITY NATIONAL FINANCIAL, INC.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                     1-9396                86-0498599
----------------------------    ----------------     ----------------------
(State or other jurisdiction    (Commission File         (IRS Employer
     of incorporation)               Number)         Identification Number)


                17911 Von Karman Avenue, Irvine, California 92614
                -------------------------------------------------
                    (Address of principal executive offices)

                                 (714) 622-4333
                                 --------------
              (Registrant's telephone number, including area code)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            FIDELITY NATIONAL FINANCIAL, INC.


Dated: March 6, 1998                        /s/ M'Liss Jones Kane
                                            -----------------------------------
                                            M'Liss Jones Kane
                                            Senior Vice President, General
                                            Counsel and Corporate Secretary





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Item 2.  Acquisition or Disposition of Assets

         On November 17, 1997, Fidelity National Financial, Inc. ("Fidelity," NYSE:FNF), a leading provider of title insurance and title-related services, signed an Agreement and Plan of Merger ("Merger Agreement") with Granite Financial, Inc. ("Granite," NASDAQ:GFNL), to merge a newly-formed subsidiary of Fidelity with and into Granite. Granite, located in Golden, Colorado, is a rapidly expanding speciality finance company engaged in the business of originating, funding, purchasing, selling, securitizing and servicing equipment leases for a broad range of businesses located throughout the United States. Granite is a prominent consolidator in the $48 billion small-ticket lease finance market with the acquisitions of Global Finance & Leasing in March, 1997; SFR Funding, Inc., in June, 1997; and acquired North Pacific Funding, Inc. (dba C&W Leasing), a privately held corporation based in Seattle, Washington, and its wholly-owned subsidiary, in December, 1997.

         Under the original terms of the Merger Agreement (as adjusted for Fidelity's recent 10% stock dividend), each share of Granite common stock would be converted into the right to receive .7711 shares of common stock without interest, together with cash in lieu of any fractional share. The exchange ratio was collared between $20.75 and $25.94. The adjustment factor was designed to insure that the average market value of the shares of Fidelity common stock to be issued to the stockholders of Granite is neither less than $16.00 nor more than $20.00 per share of Granite common stock. The market value was determined based on the average closing price of Fidelity common stock during the 20 day trading period ending on the third business day prior to the date of the shareholder meetings to be held to approve the transaction. Below $20.75 Fidelity could make up the difference in additional shares of its common stock at its option and above $25.94 Granite shareholders would have the exchange ratio reduced pro rata. The merger will be treated as a reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and be accounted for as a "pooling-of-interests" for accounting purposes.

         The shareholders of Granite approved the merger, and the shareholders of Fidelity approved the issuance of shares, at special shareholders' meetings on Tuesday, February 24, 1998. The merger was completed Thursday, February 26, 1998. Under the terms of the Merger Agreement, shareholders of Granite Financial, Inc. common stock will receive .702 shares of Fidelity National Financial, Inc. common stock for each share of Granite Financial, Inc., with fractional shares to be paid in cash, resulting in the issuance of approximately
4.4 million shares of Fidelity National Financial, Inc. common stock. The closing sale price of Fidelity National Financial, Inc. common stock as reported by the New York Stock Exchange was $28.69 on February 26, 1998.

         "Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements which are not historical facts contained in this release are forward looking statements that involve risks and uncertainties, and results could vary materially from the descriptions contained herein and other risks as may be detailed in the Company's Securities and Exchange Commission filings.





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Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Businesses Acquired

         The financial statements required by this Article are not included in this report and will be filed within 75 days of the closing date by Amendment.

         (b) Pro forma Financial Information

         The pro forma financial information required by this Article is not included in this report and will be filed within 75 days of the closing date by Amendment.

         (c) Exhibits

         99(A) Press Release - Fidelity National Financial, Inc. and Granite Financial, Inc. Announce Completion of Merger